EXHIBIT 10.10
     License and Consulting Agreement between the Registrant and Microsoft
               Corporation, dated October 3, 1991, as amended


                             MICROSOFT CORPORATION
                        LICENSE AND CONSULTING AGREEMENT

         This License and Consulting Agreement ("Agreement") is made and entered into as of the later of the two dates on the signature page by and between WONDERWARE, INC. ("COMPANY"), a California corporation, and MICROSOFT CORPORATION ("MS"), a Delaware corporation.

         In consideration of the covenants and conditions hereinafter set forth, MS and COMPANY agree as follows:

 1.   License.
          1.1 Licensed Software. COMPANY hereby grants to MS a nonexclusive, worldwide, fully paid, perpetual, irrevocable license (a) to use, modify, create derivative works based upon, reproduce, distribute or license, or sell, rent or lease copies of, the software described on Exhibit A ("the Licensed Software") as part of or in conjunction with MS products, in source and object code forms, and derivative works thereof, and (b) to license third parties to exercise the foregoing rights, including the right to license such rights to further third parties. The foregoing license grant includes a license under any patents owned or licensable by COMPANY at any time during the term of this Agreement (I) to the extent necessary to exercise any license right granted herein, or
              (ii) to combine the Licensed Software or derivative works thereof with equipment. The foregoing license grant shall include all COMPANY test software for Licensed Software, provided that such test software shall be used by MS and its licensees internally only. The Licensed Software shall conform to the specifications attached as Exhibit A. The above restriction that the Licensed Software be distributed or licensed "as part of or in conjunction with MS products" shall not apply to International Business Machines, Inc. and its subsidiaries ("IBM").

          1.2 MS Derivative Works. MS hereby grants to COMPANY a nonexclusive, worldwide, fully paid, perpetual, irrevocable license to:

                   (A)use  and  modify  dervative  works  of  Licensed  Software developed by MS eighteen (18) months after MS' first commercial shipment of Licensed Software (" MS First Cycle Derivative Works") in source and object code forms for the purpose of maintaining compatability between Licensed Software and MS First Cycle Derivative Works: and

                   (B)reproduce,  distribute or license,  or sell, rent or lease copies of MS First Cycle Derivative Works in object code form.

COMPANY may not use MS' name in connection with MS Derivative Works or otherwise, and shall not make any statements to the effect that the MS Derivative Works are "certified", "guaranteed" or the like by MS.

          1.3      Compatibility.

                   (A)With respect to MS' initial  release of Licensed  Product,
                      MS and COMPANY shall agree upon joint  specifications  for
                      (1) wire protocol and (2) Network Interface DLL API (currently defined in Appendix A). In the event that the parties are unable to agree to such joint specifications, either party may terminate this Agreement without obligation for further payment.

                   (B)MS shall use  reasonable  best efforts to provide  COMPANY with specifications of derivative works of Licensed Software developed by MS for a period of five (5) years after MS' first commercial shipment of Licensed Software, and at MS' sole discretion, pre-release copies thereof, for COMPANY's use to maintain compatibility between Licensed Software and such derivative works thereof.

          1.4  Competing  Products.

                      In  partial  considerations  for MS'
                      license  rights above,  MS agrees that for a period of one
                      (1) year after MS' first commercial shipment of Licensed Software or a derivative thereof, it will not distribute any derivative works of Licensed Software for exclusive use in HP-UX and DEC VMS environments. MS further agrees that in the event it will not distribute any derivative works of Licensed Software for TCP, Serial and SPX/IPX mechanisms until September 30, 1992, and thereafter it will give COMPANY sixty (60) days notice of its intent to do so. MS further agrees that it will not release specifications for Network Interface DLL API (see Exhibit
                      A) until the earlier of January 1, 1992 or the date of MS' first commercial shipment of Licensed Software or a derivative thereof. MS agrees to give COMPANY ninety (90) days notice of its first commercial shipment of Licensed Software.

           1.5       "Buyout" for Distribution of TCP, Serial and SPX/IPX
                     Mechanisms.   Notwithstanding Section 1.4 above, MS, at
                     its option, may either:

                            (1)extend  its  license  rights  in  Section  1.1 to
                               Licensed Software for TCP, Serial and SPX/IPX mechanisms developed by COMPANY (at which time "Licensed Software" shall be deemed to include such mechanisms) or
                            (2)distribute  TCP,  Serial and  SPX/IPX  mechanisms
                               developed by MS or a third party. In such case, MS shall pay COMPANY the applicable amount listed below:

   Date of MS' first commercial        TCP, Serial, SPX/IPX licensed     TCP, Serial, SPX/IPX developed by
 shipment of Licensed Software for              from COMPANY                     MS or third party
      TCP, Serial and SPX/IPX
      ----------------------               ----------------------              ----------------------
   before June 30, 1992                           100,000                             100,000
   before July 31, 1992                            80,000                              80,000
   before August 31, 1992                          60,000                              60,000
   before September 30, 1992                       50,000                              50,000
   after September 30, 1992                        50,000                                   0

 2. Delivery Schedule. COMPANY shall complete and deliver the Licensed Software to MS on or before September 23, 1991.

         MS shall evaluate the Licensed Software and shall submit a written acceptance or notice of nonconformities to COMPANY within ninety (90) days after MS' receipt of the Licensed Software, in a default of which the Licensed Software shall be deemed accepted. Successful execution of Licensed Software with MS development tools, as determined by MS, shall solely determine MS' right to accept or reject the Licensed Software. The Licensed Software shall be deemed accepted if MS ships the same to a customer for revenue. If rejected, COMPANY shall promptly correct the Licensed Software. If COMPANY fails to correct the Licensed Software within fifteen (15) days after notice of rejection, MS may terminate this Agreement with no further obligation to COMPANY or may extend the correction period, at its option.

 3. Payment. MS shall pay COMPANY up to One Hundred Twenty-Five Thousand Dollars ($125,000.00) and MS shall provide COMPANY with Twenty-Five Thousand Dollars (US$25,000.00) worth of MS products and/or services as selected by COMPANY, as a one-time, fully paid royalty for the Licensed Software as follows:

         Payment Event                                        Amount

         Signing this Agreement                               $10,000
         Delivery of Licensed Software                        $40,000
         Agreement for Joint Specifications for               $40,000 +
                  MS initial release of Licensed              $25,000 of MS
                  Software                                    products/services
         First shipment of Licensed Software for
                  revenue by MS                               $35,000

 4. Maintenance. COMPANY shall provide MS with corrections and enhancements to the Licensed Software, at no additional charge, for a period of one (1) year ("Maintenance Period") after MS' final acceptance of the Licensed Software. Such corrections or enhancements shall be provided to MS in beta and final forms, and no later than they are provided to any other customers. During the Maintenance Period COMPANY shall use reasonable best efforts to correct all errors or defects in the Licensed Software reported by MS promptly (but no later than twenty (20) days ) after notice of errors or defects from MS. COMPANY shall provide MS with reasonable assistance when errors or defects are attributed to derivative works of Licensed Software rather than to Licensed Software itself.

 5.   Non-Disclosure; Press Release .
          (a) COMPANY expressly undertakes to retain in confidence all information and know-how transmitted to COMPANY by MS that MS has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and will make no use of such information and know-how except under the terms and during the existence of this Agreement COMPANY's obligation under this section 5 with respect to any particular information shall extend to the earlier of such time as the information is in the public domain through no fault of COMPANY or ten (10) years following its receipt by COMPANY.

          (b) At the earlier of such time that MS first discloses to any customer that MS has licensed the Licensed Software or January 31, 1992, COMPANY may thereafter inform its customers that COMPANY has licensed the Licensed Software to MS. MS shall notify COMPANY prior to MS' initial disclosure to any customer. Prior to MS' first commercial shipment of Licensed Software, all disclosures by MS and COMPANY to its customers shall be pursuant to non-disclosure agreements.

          (c) Upon MS' first shipment of Licensed Software in any form by MS to a customer, MS and COMPANY shall issue a joint press release announcing the licensing of Licensed Software to MS, the content of which shall be agreed upon by the parties.

 6.   COMPANY Warranties.  COMPANY warrants that:
          (a) The Licensed Software as delivered to MS does not infringe any copyright, patent, trade secret, or other proprietary right held by any third party; and

          (b) The Licensed Software will meet the specifications listed in Exhibit A of this Agreement.

 7.   Indemnity.
          (a) COMPANY agrees to indemnify, defend, and hold MS and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with any claim which, if true, would constitute a breach of COMPANY's warranty under Section 6(a).

          (b) If any action shall be brought against MS in respect to which indemnity may be sought from COMPANY pursuant to the provisions of this Section, MS shall promptly notify COMPANY in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. MS shall cooperate with COMPANY at COMPANY's expense in all reasonable respects in connection with the defense of any such action. COMPANY may upon written notice thereof to MS undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to MS, and payment of all expenses. Ms shall have the right to employ separate counsel and participate in the defense thereof. COMPANY shall reimburse MS upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates.

          (c) If the Licensed Software furnished hereunder is in any action held to constitute an infringement and its use is enjoined, COMPANY shall immediately and at its expense:
                   (i) procure for MS the right to continue to license the Licensed Software as provided in Section 1; or (ii) replace or modify the Licensed Software with a version of the Licensed Software that is non-infringing.
          If (i) or (ii) are not available to COMPANY, and without limiting MS' other remedies, COMPANY shall refund MS all amounts paid to COMPANY by MS hereunder.
          (d) This Section 7 shall survive any termination or expiration of this Agreement.

 8. Termination. If the Licensed Software is not delivered on the due date(s) specified above, or if the Licensed Software does not meet the specifications in Exhibit A, MS may, at its option and upon written notice to COMPANY, terminate this Agreement and obtain a full refund of any amounts paid hereunder.

 9.   Notices and Requests.
          All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, addressed as follows:

         COMPANY:                           WONDERWARE, INC.
                                            ===================

         Attention:                         ___________________

         MS:                                MICROSOFT CORPORATION
                                            One Microsoft Way
                                            Redmond, WA  98052-6399

         Attention:                         _________________________

         with a copy to:                    MICROSOFT CORPORATION
                                            One Microsoft Way
                                            Redmond, WA  98052-6399

         Attention:                         Law & Corporate Affairs

         or to such other address as the party to receive the notice or request so designates by written notice to the other.

 10.      Miscellaneous.
          (a) COMPANY is an independent licensor and contractor for MS, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

          (b) This Agreement shall be governed by the laws of the State of Washington and COMPANY consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

          (c) This Agreement does not constitute an offer by MS and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the Licensed Software and all other subject matter hereof and merge all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of COMPANY and MS by their respective duly authorized representatives.

          (d) This Agreement may be assigned by MS but shall not be assigned by COMPANY without MS' prior written approval. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

                                                     WONDERWARE SOFTWARE
MICROSOFT CORPORATION                                DEVELOPMENT, INC.
One Microsoft Way                                    16 Technology Dr.
Redmond, WA  98052-6399                              Irvine, CA  92718

Steven A. Ballmer                                    Dennis R. Morin
Senior Vice President                                President, CEO
October 3, 1991                                      October 2, 1991

                                                     33-0304677
                                                     COMPANY's Federal
                                                     Employer ID number or
                                                     Social Security number

                                    Exhibit A

                        LICENSED SOFTWARE SPECIFICATIONS

The Licensed Software shall contain the following features and perform in accordance with the following specifications:

                                   Appendix A
                               NetDDE for Windows



Overview

This document describes the functional end user behavior that NetDDE for Windows supplies.

Microsoft's Dynamic Data Exchange (DDE) protocol is normally limited to exchanging data between applications running in a single environment on a single machine. By using NetDDE for Windows the functionality of DDE is extended to include communication with multiple applications over different networks between similar or different operating environments. This allows applications to exchange information dynamically even if they are running on different machines and different network interfaces.

DDE is the acronym for Dynamic Data Exchange. DDE is a complete communication protocol designed by Microsoft to allow applications in the Windows environment to send/receive data and instructions to/from each other. It implements a client-server relationship between two concurrently running applications. The server application provides the data and accepts requests from any other application interested in its data. Requesting applications are called clients. Some applications (e.g. InTouch, Excel, etc.) can simultaneously be both a client and server.

To obtain data from another application, the client program opens a conversation to the server application by specifying three things: the server application name, the topic name and the specific item name. For example, in the case of Excel, the application name is "Excel", the topic name is the name of the specific spreadsheet that contains the data and the item name is the specific cell on the spreadsheet.

When a client application sets up a conversation to another DDE program, it requests the server application to advise the client whenever a specific item's value changes. These data links remain active until either the client or server program terminates the conversation. This is a very efficient means of exchanging data because once the conversation has been established, no communication occurs until the specified data value changes. Additionally, clients can perform one-time requests, change data values in the server and cause commands to be executed in the server, all via DDE.


Hardware and Networks Supported

NetDDE for Windows supports the following hardware:
                                    IBM PC's and compatibles running Windows

Reserving Onboard Memory

If the NetDDE for Windows program will be used in Windows 386 Enhanced Mode. Windows must be prevented from trying to manage the memory on the network card. A range of memory addresses that are not used by any other devices must be identified in the computer. The range size depends on the network card. The following address ranges are typical; but PC-compatibles vary. The best candidate is indicated by an asterisk (*).

     Memory Range      Typical Use
     0000-A000         System memory; do not use.
     A000-B000         Graphic video display memory; do not use
     B000-B800         Monochrome display memory; okay to use if using a
                       color-only system.
     B800-C000         Color display memory; okay to use if using a
                       monochrome- only system.
     C000-C400         EGA BIOS; do not use if display controller is EGA.
     C000-C800         VGA BIOS; do not use if display controller is VGA.
     C800-D000         Sometimes used by video cards. Use with caution.
     D000-E000         Usually available. Be sure to avoid conflicts with other
                       cards such as network adapters.
     E000-F000         Sometimes used by system BIOS; use with caution.
     F000-FFFF         System BIOS; do not use.

The chosen memory address should be set in the switches on the network card. The memory is reserved by modifying the SYSTEM.INI file as described below. (The SYSTEM.INI file is located in the same directory as Microsoft Windows.)

Using a text editor program, open the file SYSTEM.INI and locate the 386 Enhanced section which is indicated by a line containing only [386Enh]. If there is no such section, add it to the end of the file and enter the following EMMExclude statement:

                                    [386Enh]
                                    EMMExclude=A000-EFFF


Installing NetDDE for Windows

The NetDDE for Windows program is installed by running the INSTALL.EXE program contained on the distribution disk as follows:

 1.   Start Windows
 2.   Insert the NetDDE for Windows program disk into the appropriate drive.
 3.   From the Windows Program Manager invoke the /File/Run command.
         The following dialog box will appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

 4. Enter A:\INSTALL or B:INSTALL (according to the drive being used) and click on OK or press the (Enter) key. The following dialog box will appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

 5. To install the program in the default directory, C:\INTOUCH, click on OK. To install the program in a different directory, enter the pathname for the directory and then click on OK.

To automatically start up the NetDDE for Windows program when Windows is started, enter the actual program name in the "load line" in the WIN.INI file; load=NETDDE.


Running NetDDE for Windows

Start NetDDE for Windows by double-clicking on its icon or by invoking the /File/Run.. command from the Windows Program Manager and entering NetDDE.

Each node on the network must have a unique network name defined for it. Therefore, the first time NetDDE for Windows is run, the following dialog box will automatically appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

Enter a name for the local node and click on OK. Note: All nodes on the network must have unique names.

The "Network Interface Selection" dialog box will appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

Select the network interface(s) which are to be available for the local computer and click on OK. A confirmation message box will appear noting the addition, click on OK. Note: Only NetBIOS is supported.


The NetDDE for Windows Program Window

Once the node has been named and the network interface(s) has been selected, the NetDDE for Windows program window will appear. The connection information displayed in the window will depend upon the options enabled in the /Display menu:


                   [ GRAPHIC OMITTED, Sample of Screen View ]


If all connection information options are enabled, the window will be displayed as follows:

                   [ GRAPHIC OMITTED, Sample of Screen View ]


The following describes each connection information box:

                               Direct Connections
Layer - Network interface through which the connection is being made. Node - Name of the remote node to which the local node is connected.
Status - Current state of the NetDDE connection.

                                 Network Routes
Source - A node name will appear in this area if the local computer is being used as a hop in a route being used by another node. Otherwise.[Local] will be displayed.
Dest - A node name will appear in this area. Status - Current state of the network connection.

                                   DDE Routes
Type - The DDE route type; Local -> Net, Net ->Local or Local->Local. Status - Current state of the network connection.

                                  Conversations
Conversation - The remote \\nodename\application (client) initiating the DDE conversation to the local \\nodename\application\topic (server) via NetDDE. Status - Current state of the DDE conversation.

Once a connection has been established, data regarding the connection will be displayed in the window as shown in the example below. Enabling the /Display/Stastics option will cause Sent and Rcvd fields to appear in the window. These fields will display the number of packets sent and received. For example:

                    [GRAPHIC OMITTED, Sample of Screen View]

If none of the /Display options are enabled, the window will appear as follows:

                    [GRAPHIC OMITTED, Sample of Screen View]


Configuring NetDDE for Windows

When NetDDE is installed, the `NETDDE.INI' file is automatically created in the Windows default directory and is read by the NetDDE for Windows program when it is started to determine its operating parameters. Note: The operating parameters saved in this file should not be edited manually by the user.

The /Configure menu contains the commands which are used to modify and/or setup the NetDDE for Windows program's operating parameters:

                    [GRAPHIC OMITTED, Sample of Screen View]

The following pages describe each /Configure menu command.

Node Name ...Command
This command is used to change the name currently assigned to the local node. If the node name is changed, the following self-explanatory message box appears:

                    [GRAPHIC OMITTED, Sample of Screen View]

Note: The first time the NetDDE for Windows program is started up, the user must enter a name for the node in order to run the program (as previously described in the Running NetDDE for Windows section).

Routing Information ... Command
This command is used to setup and/or edit the routing.csv file which stores all routes to remote nodes to be used by the local node. (Refer to The Routing Information File section for complete details on setting up this file.)

Preferences... Command
Invoking this command will cause the ".CSV Editor" dialog box to appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

This dialog box is used to designate the program (default is "Notepad") to be used as the editor for the node's Routing Information and Security Information files. To specify another program to be used for the editor, enter that program's name (e.g., Excel) and click on OK.

Security Information ... Command
This command is used to setup and/or edit the security.csv file which stores all security access data for the local node. (Refer to The Security Information File section for complete details on setting up this file.)

Network Interfaces ... Command
This command is used to set the network interface(s) default and to add/modify the interface(s) available for the local node. When the command is invoked, the "Network Interface Selection" dialog box will appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

Note: The first time the NetDDE for Windows program is started up, the user must select the default network interface in order to run the program. Only NetBIOS is supported.

Configuring the NetBIOS Network Interface

The NetBIOS Parameters command is used to configure the operating parameters for the NetBIOS network interface. It is recommended that these parameters be the same on all nodes to which connections may be made. (These parameters are saved in the NETDDE.INI file in the Windows directory and are read by the NetDDE for Windows program each time it is run.) Invoking this command will cause the "NetBIOS Configuration Parameters" dialog box to appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

The following describes each field in this dialog box:

Packet Size
The Default packet size (in bytes) used to communicate with other NetDDE nodes via NetBIOS.

Max Unack Pkts
The maximum number of outstanding packets that will be permitted.

                                    Timeouts
Receive connect Cmd
The number of seconds NetDDE for Windows will wait from the initial connection to this node to receive the initial connect packet from the remote node.

Receive Connect Rsp
The number of seconds NetDDE for Windows will wait from when it sent the initial connect packet to when it receives the initial connect response packet.

Memory Pause
The number of seconds to wait before retrying to transmit a DDE message which the remote node did not have enough memory to initially receive.

No Response
The number of seconds to wait for the remote node to acknowledge a packet sent. When this timeout expires, the packet is retransmitted.

Keep Alive
If there is no DDE activity being conducted, this is the frequency (in seconds) an inquiry will be sent to the remote node to see if the connection is still alive.

Stuck Xmit
The number of seconds NetDDE for Windows will wait for the NetBios session to allow more information to be sent. When this timeout is exceeded, the connection is closed.

                                  Retry Limits
Transmission Errors
The consecutive number of times NetDDE for Windows will tolerate the remote node indicating that it received a packet with a checksum or CRC error. If this limit is exceeded, the connection is closed.

Out-of-Memory Errors
The number of times NetDDE for Windows will retry to send a DDE message when the remote node does not have enough memory for it. If this limit is exceeded, the connection is closed.

No Response Errors
The number of times NetDDE for Windows will attempt to send a DDE message when there is no response from the remote node. If this limit is exceeded, the connection is closed.

Validation Method
Select the option for controlling the method of valid packet verification between NetDDE nodes. A value of 1 uses CRC, a value of 2 uses 32-bit checksum. (The validation method can be different on each node.)

The Routing Information File

NetDDE has the capability of directly connecting nodes which reside on the same network interface or establishing routes over different operating networks. Establishing these routes serves two purposes; bridging multiple networks and providing the capability for dial-in support from laptops. To accomplish this, a Routing Information File is setup on each node to store the routes it will use.
Note: If using just LAN, routes are not necessary. NetDDE uses a CSV (comma separated variable) file format, generally named routing.csv. The format of a route in the routing.csv file is as follows:

ToNode,/NetworkInterface(Node)+[/NetworkInterface(Node)],CloseRoute,Seconds

The ToNode is the name of the node to which the route relates. The /NetworkInterface(Node) + /NetworkInterface(Node) sections are each called a hop. A hop tells NetDDE the network interface and node on that network to which the connection must be made to get to the desired node. /NetworkInterface(Node) is the generic term for a fully qualified hop. There is no limit to the number of hops for a route. However, the total string length must be 512 characters or less. The following lists examples of fully qualified hops and their descriptions:

/netbios(Jerry)                             Use NetBIOS to connect to Jerry

Fully qualified hops are not always required.

To setup and/or edit the Routing Information File invoke the /Configure/Routing Information command. Invoking this command will cause the ".CSV file for Routing Information" dialog box to appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

When this dialog box appears, the default directory and filename (routing.csv) will be displayed in the .CSV File: field. To save the file under a different name or in a different directory, enter the new directory and filename here.
Note: The file must be saved with the .csv extension.

By default, NetDDE for Windows is setup to automatically close all network connection routes which are not used for 30 seconds. (The default number of seconds can be increased or decreased, as required.) To disable this function (which changes the default) for all network routes, deselect the Close Route when not in use checkbox.

The number of seconds and the closing of a specific network route to a specific node, can be controlled by entries made in the local node's Routing Information File. To control the closing, a 1 (to close) or a 0 (not to close) is entered following the NetworkInterface portion of the node's route. To control the number of seconds, enter the desired amount following the closing data. In the following example. the network route from "Rich" to "Phil" will automatically be closed (indicated by the "1" following the Network Interface) after 45 seconds.

                     Phil./netbios(Chet)+/netbios(Rich),1,45

Note: If the closing and/or seconds information is not included in the route, the default settings are used.

To edit the Routing Information file, click on the Edit button. If this is the first time the Routing Information file is being edited, the following message box will appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

Note: By default the file will automatically be created using the "Notepad" program unless another program is designated to be used as the editor via the /Configure/Preferences command (previously described).

Click on Yes to open "Notepad" and create the routing.csv file

The Security Information File

When a DDE client attemps to establish a conversation with the local node (server), NetDDE for Windows knows what remote node/application is trying to establish the conversation and the application/topic to which the client is trying to connect. The Security Information File is setup to control access to the DDE-available data on the local node. It proves the user with the ability to prevent specific nodes from gaining access to a specific application and/or topic. NetDDE uses a CSV (comma separated variable) file format, generally named security.csv to implement this security. The format of each line in the. Security.csv file is as follows:

          ToApp,ToTopic,FromNode,FromApp,Allow?,StartApp?,CommandToRun

where: To App is the name of the application on the server to be accessed. ToTopic is the topic within the ToApplication to be accessed. FromNode the client initiating the DDE Conversation.
         FromApp the name of the application on the remote node attempting to connect to the application on the local node.
         Allow? a flag to indicate whether or not the client is allowed to access to the application/topic
         StartApp? A flag to indicate whether or not the client is allowed to start the application (if currently not running) on the server.
         CommandToRun (optional) a command can be entered, that is run when
           NetDDE initiates the DDE conversation.

NetDDE for Windows will read the security file in order (from top to bottom) for a line that matches the intended DDE conversation. The first four fields in each line are used to find the match.

For example, let's assume we have an Excel spreadsheet (receipe1.xls) that we only want one remote node (Phil) to have access to regardless of what application he is running. We also only want to allow Jerry to have access from the Wonderware InTouch View application. All other Excel spreadsheets we will allow everyone to access. If we use the Excel as the editor, our Security Information File would be set up as follows:

                    [GRAPHIC OMITTED, Sample of Screen View]

When "Phil" attempts to connect to excellreceipe1.xls. the first line in the matches and the conversation would be permitted. When "Jerry" tries to connect to excellreceipe1.xls. if he is using the View application, the second line matches and the conversation would be permitted. If the application on "Jerry" were the other than View, the third line matches and the conversation would be rejected because the Allow? field is set to "0" (do not allow). Note: Since asterisks (*) can be used to match all, there is complete flexibility for setting up security.

To  setup  the  Security   Information   File  invoke  the   /Configure/Security
Information command. Invoking this command will cause the ".CSV file for Security Information" dialog box to appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

Whe this dialog box appears the default directory and filename for the Security file will be displayed in the .CSV File field. To save the file in a different directory or under a different name, enter the new directory and filename here.
Note: The file must be saved with the .csv extension.

By default, NetDDE for Windows is setup to automatically Allow Conversations with the local node from all remote nodes. Tp prevent all remote nodes from establishing DDE conversations with the local node, deselect this checkbox. Through entries made in the Security Information File, a specific remote node can be prevented from establishing any DDE conversation with the local node or a DDE conversation to a specific application.

For example, if "Sue" is not permitted to establish a DDE conversation with Excel on the local node, "excel,*,sue,*,0" would be entered in the Security Information File.

Selecting the checkbox for the Start Applications when initiate fails option will allow applications on the local node to automatically be started (if not currently running) whenever a remote node initiates a DDE conversation to that applciation. (The default is "application/topic".

If a conversation is permitted via the Security Information File, NetDDE will try to initiate the conversation. If the Initiate fails, NetDDE consults the StartApp? and CommandToRun options. If StartApp? is set to "1", NetDDE will start the appliciation and try the initiate. A specific remote node can be prevented from starting all or specific applications on the local node by entering a "0" in the StartApp? Field in the Security Information File.

For example, if "Chet" is permitted to establish a DDE conversation with Excel and is allowed to startup Excel if it is not running on the local node, "excel,*,Chet,1,1" would be entered in the Security Information File. Also, if an entry exists in the CommandToRun field, that command will be run and then NetDDE will try to initiate the conversation. In the following example, Excel will be started and will load resume.xlw then the initiate will be retried.

                 Excel,receipe1.xls,Chet,*,1,1,excel resume.xlw

To edit the Security file, click on the Edit button. If this is the first time the Security file is being edited, the following message box will appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

Note: By default, the file will automatically be created using the "Notepad" program unless another program is designated to be used as the editor via the /Configure/Preferences command (previously described) Click on Yes to cause NetDDE to create the security.csv file.

If "Notepad" is used for the editor, the Security Information File should be setup as shown in the following example:

                    [GRAPHIC OMITTED, Sample of Screen View]

Security Guidelines

In general, it is recommended that the last line in the security.csv file contain asterisks (*) for the first four fields and then the default processing for Allow? and StartApp?. For example, if you generally want to restrict access to your system, and only allow certain conversations to take place, make the last line of the file:

                                    *,*,*,*,0

This makes the default processing to not allow the conversation if not specifically mentioned previously in the file.

If you wish to generally allow conversations to take place, but not to default to starting applications on your machine, make the last line:

                                   *,*,*,*,1,0

If you wish to be very generous to your network peers, and by default allow all conversations and the ability to start all applications whenever necessary, make the last line:

                                   *,*,*,*,1,1



Testing the NetDDE for Windows Installation

To test the installation of NetDDE for Windows, install the program on two nodes on the network. On one node, invoke the /Connections/Open command:

                    [GRAPHIC OMITTED, Sample of Screen View]

The "Name to connect to" dialog box will appear:

                    [GRAPHIC OMITTED, Sample of Screen View]

Enter the name of a remote node to connect to and click on OK. If the connection is successful, connection information will appear in the NetDDE program window's "Direct Connections" and "Network Routes" boxes and "Connected" will be displayed in the "Status" section of those boxes. For example:

                    [GRAPHIC OMITTED, Sample of Screen View]

Note: If data momentarily appears and then disappears, the connection is not established. If this is the case, verify that the network is properly installed.

The NetDDE Connection State Variable

The NetBIOS DDE networking program has a built-in discrete variable which indicates the state of each network connection. The built-in discrete item, "Connected", is set to 0 when the network connection fails or is disabled and is set to 1 when connection is successful. To monitor the connection state a DDE address is setup as follows:

                           netdde/info!node.connected

In Excel, the state of the network connection may be read and displayed in a cell which contains the appropriate formula as shown in the following example:

                    [GRAPHIC OMITTED, Sample of Screen View]

If the connection is successful a 1 will be displayed in the cell. If the connection is unsuccessful or broken a 0 will be displayed.

Setting Up a DDE Conversation

The DDE protocol identifies an element of data by using a three-part address. The three parts of a DDE address are Application, Topic and Item.

Application refers to the name of the Windows program (server) which has the ability to access the data element (e.g., Excel). In the case of NetDDE, when a client application opens a conversation with an application residing on a remote node (server), the name of the remote node must precede the application name in the DDE Address. To distinguish the node name from the application name, it must be preceded by two backslashes and followed by one backslash. For example:

                           \\NodeName\applicationname

Note: If the remote node to be accessed resides on a network interface other that the default interface, the node name must have a route setup for it in the local node's routing.csv file.

Topic Name is an application-specific sub-group of data elements. For example, when conducting a DDE conversation with Excel, the topic name is name the spreadsheet is saved under on the remote node.

Item Name indicates a specific data element within the specified topic. For example, when conducting a DDE conversation with Excel, the item name is the identification of a cell in the row/column format (RICI).

For example, if writing data from Excel on the local node to Excel on a remote node, the following DDE formatted formula would be entered in an Excel cell on the local node's spreadsheet:

                    [GRAPHIC OMITTED, Sample of Screen View]

where: \\NodeName\excel represents the application name sheet.xls is the name of the spreadsheet to be accessed on the remote node and represents the topic name rlc10 is the identification of the cell in the spreadsheet from which the data is being sent and represents the item name


Closing NetDDE Network Connections

All connections  are terminated by invoking  opening the  /Connections  menu and
invoking  either  the  /Close  Direct  or  /CloseRoute   command.   The  "Choose
connection(s) to close" dialog box will appear:



                    [GRAPHIC OMITTED, Sample of Screen View]

The names of all remote nodes to which the local computer is directly connected will be displayed in this dialog box. To close a connection, select the name(s) of the node(s) and click on OK.

Note: If a node closes its direct connection to a node which is being used in a route by another node, the route connection will also be terminated.

Network Interface DLL API

NetDDE for Windows uses the following API calls to communicate with a network DLL. This feature provides a method for network independence.

Generic
BOOL                Init                (lpszNodeName)
VOID                Shutdown            0
VOID                Slice               0

Connection Management
CONNID              ConnectToNode        (lpszConnectionInfo)
VOID                SetConnName          (lpszName)
BOOL                AnyNewConnection     0
CONNID              GetNewConnection     0
VOID                Disconnect           (connid)

Status
DWORD               ConnectionStatus     (connid)
                           Connection     CONN_OK. CONN_CONNECTING.
                                          CONN_CLOSED
                           Rev Packet     RCV_READY,RCV_EMPTY
                           Xmt Packet     XMT_READY,XMT_BUSY

Packet I/O
BOOL                RevPacket             (connid.lpXmtBuf,lpwPktLen.lpwStatus)
BOOL                XmtPacket             (connid.lpXmtBuf,wPktLen)




Connection Config
VOID              SetupConnection         (connid,wMaxUnAckPkts,wPktSize)
VOID              GetConnectionSetup      (connid,lpwMaxUnAckPkts,lpwPktSize,
                                             timeout info and retries)

Debug
VOID              SetDebugLevel           (connid,dwFlags)
VOID              LogDebugInfo            (connid,dwFlags)

             Amendment No.1 to the License and Consulting Agreement
                                     Between
                    WONDERWARE, INC and MICROSOFT CORPORATION
                              Dated October 3, 1991

         This Amendment to the License and Consulting Agreement between MICROSOFT CORPORATION ("MS") and WONDERWARE, INC. ("COMPANY") dated October 3, 1991 ("Agreement"), is made and entered into this ______ day of _______________, 1992

The parties agree to amend the Agreement as follows:

 1. The Licensed Software as defined in the Agreement shall be deemed to include (a) a security enhancement for NetDDE for inclusion in MS' product currently know as "Winball" and (b) a port of Licensed Software (described in Exhibit A) to the Windows NT operating system. The security enhancement shall conform to the specifications in Exhibit A1.

 2. COMPANY shall complete the Licensed Software according to the following schedule:
                           WORK                               Due Date

         Design security scheme (Exhibit A1)                  April 7, 1992
         Implement security (Exhibit A1)                      April 30, 1992
         Port to Windows NT                                   May 11, 1992
                  (as demonstrated at Windows World.
                  March 1992)

 3.   The second sentence of Section 1.4 shall be replaced with the following:
     "MS further agrees that it will not distribute any derivative works of Licensed Software for TCP, Serial and SPX/IPX mechanisms developed by MS or a third party until twelve (12) months after MS' first commercial shipment of Licensed Software or a derivative thereof, and it will give COMPANY sixty (60) days notice of its intent to do so".

 4.   Section 1.5 shall be replaced with the following:
     "License for TCP, Serial and SPX/IPX  Mechanisms.  Notwithstanding  Section
     1.4 above, at any time MS may extend its license rights in Section 1.1 for Licensed Software to TCP, Serial and SPX/IPX mechanisms developed by COMPANY (at which time "Licensed Software" shall be deemed to include such mechanisms) by payment of Fifty Thousand Dollars (US$50,000.00) to COMPANY for each (TCP, Serial or SPX/IPX) mechanisms."

 5.   Section 3 shall be replaced with the following:
         "Signing this Agreement                              $10,000

         Delivery of Licensed Software                        $40,000

         Signing of Amendment #1                              $65,000 plus
                                                              $25,000 of MS
                                                              products/services

         First shipment of Licensed Software for              $10,000
         revenue by MS"

 6. MS shall pay COMPANY's reasonable pre-approved travel expenses in connection with development of the security enhancement (Exhibit A1). COMPANY shall submit written invoices to MS for payment of these amounts when they become due.

 7. Section (C) shall be delected from the Agreement. Upon signing of Amendment No.1 to the Agreement, MS and COMPANY shall issue a joint press release announcing the licensing of Licensed Software to MS, the content of which shall be agreed upon by the parties. In addition, MS agrees to permit COMPANY to advertise the foregoing in a brochure to be included in the retail product box for MS Windows 3.1. COMPANY shall submit all such advertising to MS for approval prior to distribution, such approval shall not be unreasonably withheld.

Except for the foregoing modifications, the terms of the Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date set forth above. All signed copies of this Amendment to the Agreement shall be deemed originals. This Amendment does not constitute an offer by MS. This Amendment shall be effective upon execution on behalf of COMPANY and MS by their duly authorized representatives.

MICROSOFT CORPORATION                       WONDERWARE, INC.

Brad A Silverberg                           Dennis R. Morin
Vice President                              President, CEO
4/28/92                                     April 28, 1992